December 3, 1996






Dear Shareholder Member:

You are cordially invited to attend the CompanyOs annual meeting at 10:00 A.M., local time, on Wednesday, January 8, 1997 in the Auditorium of the Rockford, Illinois, plant. Registration for the meeting will be in the Cafeteria Atrium located at the rear of the plant. While the formal meeting begins at 10:00 A.M., we will have an informal social period from 9:00 A.M. to 9:45 A.M. in the Cafeteria Atrium.

Parking is available directly behind the plant. A map is enclosed with this notice.

We will be most pleased to greet you in advance of the meeting. Please complete and return your proxy card now whether or not you plan to attend.

Sincerely yours,

WOODWARD GOVERNOR COMPANY





John A. Halbrook
Chairman, Board of Directors

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            January 8, 1997


The annual meeting of the shareholder members of Woodward Governor Company, a Delaware corporation, will be held in the Company's
Auditorium, 5001 North Second Street, Rockford, Illinois, on Wednesday, January 8, 1997, at 10:00 a.m., local time, for the following purposes:

     1. To elect three directors to serve for a term of three years each;

     2. To consider and act upon a proposal to amend Article Fourth of the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 7,000,000 to 50,000,000, to increase the number of authorized shares of Preferred Stock from 3,000,000 to 10,000,000 and to effect a four-for-one stock split of the Common Stock; and

     3. To transact such other business as may properly come before the meeting or any postponement or postponement or adjournment thereof.

Shareholders of record at the close of business on November 12, 1996 are entitled to vote at the meeting.

By Order of the Board of Directors

WOODWARD GOVERNOR COMPANY




Carol J. Manning
Corporate Secretary

December 3, 1996



                        YOUR VOTE IS IMPORTANT
               Even if you plan to attend the meeting in person, please date, sign and return your proxy in the enclosed envelope. Prompt response is helpful and your cooperation will be appreciated.

                            PROXY STATEMENT
                                  FOR
                                ANNUAL
                                MEETING
                                  OF
                             SHAREHOLDERS

                      Wednesday, January 8, 1997




TO THE SHAREHOLDER MEMBERS:

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies for use at the annual meeting of shareholder members of Woodward Governor Company (the "Company") to be held in the Company's Auditorium, 5001 North Second Street, Rockford, Illinois, on January 8, 1997 at 10:00 A.M., local time, and at any adjournment thereof.

A copy of the Company's Annual Report for the fiscal year ended
September 30, 1996, including audited financial statements, accompanies this Proxy Statement. The financial statements contained therein are not deemed material to the exercise of prudent judgment in regard to any matter to be acted upon at the Annual Meeting and, therefore, such financial statements are not incorporated by reference into this Proxy Statement. This Proxy Statement was mailed to shareholder members on or about December 3, 1996.

A form of proxy is enclosed for use at the meeting or any postponement or adjournment thereof. If the proxy is executed and returned, it may nevertheless be revoked at any time, insofar as it has not been exercised, by notice to the Secretary of the Company, by submission of a proxy bearing a later date or by voting in person at the meeting. Unless revoked, the shares represented by validly executed proxies will be voted at the meeting in accordance with the directions noted thereon. Absent such directions, the enclosed proxy gives discretionary authority to the attorneys named therein, or their substitutes. Each outstanding share is entitled to one vote on each matter submitted to a vote, except that in the election of directors each shareholder is entitled to cast as many votes as the number of shares held by such shareholder multiplied by the number of directors to be elected and may cast all such votes for the election of one nominee or distribute such votes among either two or three nominees as such shareholder chooses. Shares represented by validly executed proxies will be cumulatively voted so as to elect all or as many as possible of such director nominees in such order as the attorneys named therein shall determine unless the shareholder has otherwise indicated on the proxy. For the election of directors, the three nominees who receive the most votes will be elected. The affirmative vote by two-thirds of the holders of two-thirds of ofthe Common Stock is required to amend Article Fourth of the Certificate of Incorporation to increase the number of authorized shares from 7,000,000 to 50,000,000, to increase the number of authorized shares of Preferred Stock from 3,000,000 to 10,000,000 and to effect the four-for-one stock split of the Common Stock.

The shares represented by proxies will be voted as directed or, if no specification is made, "FOR" the election of the Board's nominees to the Board of Directors, "FOR" the amendment to the Certificate of Incorporation and to effect the four-for-one stock split and, in the discretion of the named proxies, on other matters properly before the meeting.

The Board of Directors has fixed November 12, 1996 as the record date for the determination of shareholder members entitled to vote at the meeting. Accordingly, only shareholder members of record at the close of business on said date will be entitled to vote at the meeting. As of November 12, 1996, the Company had outstanding 2,887,095 shares of Common Stock, $0.0625 par value.

Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND EXECUTIVE OFFICERS

The following table sets forth as of November 12, 1996 information provided to the Company concerning ownership of the Company's outstanding Common Stock by beneficial holders of more than 5% of the Common Stock, certainthe named executive officers and all directors and executive officers as a group:

                                 Shares of Common Stock   Percent of
                                Beneficially Owned as of  Common Stock
   Name                            November 12, 1996       Outstanding

Principal Holders

Woodward Governor Company
Profit Sharing Trust
5001 North Second Street
Rockford, Illinois 61125-7001           677,380 (1)           23.46%

AMCORE Bank N.A., Rockford
501 Seventh Street
Rockford, Illinois 61110-0037           321,709 (2)            11.14%

Mary B. Bittle
111 Emerson Street, # 643
Denver, Colorado 80218                  177,497 (3)              6.15%

Quest Advisory Corp.
Quest Management Company
Charles M. Royce
1414 Avenue of the Americas
New York, New York 10019                 214,621 (4)              7.43%

Non-Director Executive Officers

Stephen P. Carter                            323 (5)               .01%
Vice President and Treasurer

Ronald E. Fulkrod
Vice President                             2,315 (5)                .08%

Duane L. Miller
Vice President (6)                         2,308 (5)                .08%

C. Phillip Turner
Vice President                             6,194 (5)                .21%

All directors and executive
officers as a group - 14 persons          43,399 (5)(7)                                                 1.50%

(1) Shares owned by the Woodward Governor Company Profit Sharing Trust are held in its Member Investment and Stock Ownership Plan. Vanguard Fiduciary Trust serves as Trustee of the Profit Sharing Trust. The Woodward Stock Plan portion of the Plan holds 501,004 shares of Common Stock. Some of the shares held in the Woodward Stock Plan portion of the Plan are allocated to participant accounts and the rest of the shares will be allocated to participants as the principal and interest on the current outstanding loan to the Plan are repaid.
     The Plan directs the Trustee to vote the shares allocated to participant accounts under the Woodward Stock Plan portion of the Plan as directed by such participants and to vote all allocated shares for which no timely instructions are received in the same proportion as the allocated shares for which instructions are received. The remaining shares in the Plan are voted by the Trustee as directed by the Plan's Administrative Committee. In the event of a tender or exchange offer, participants have the right individually to decide whether to tender or exchange shares in their account. The Plan directs the Trustee to tender or exchange all allocated shares for which no timely instructions are received in the same proportion as the allocated shares with respect to which it does receive directions. The remaining unallocated shares are tendered or exchanged by the Trustee as directed by the Plan's Administrative Committee.

(2) The Bank has advised the Company that 321,709 shares are owned by the Bank; 16,444 are held by the Bank as custodian and 305,265 shares are held by the Bank as trustee. Included are 153,659 shares in which Mary B. Bittle has a beneficial interest.

 (3) Private investor and retired Director. Includes 58,315 shares held by the Irl C. Martin Trust inof which Mrs. Bittle is one of three trustees and an income beneficiary with power of appointment as to one-half of the assets, 95,344 shares held by the Dorothy C. Martin Trust of which Mrs. Bittle is one of three trustees and an income beneficiary with power of appointment as to one-half of the assets, 6,583 shares held by the Billie Bittle Marital Trust Number One of which Mrs. Bittle is the trustee and the income beneficiary, 1,727 shares held by the Billie Bittle Family Trust of which Mrs. Bittle is the trustee, is the income beneficiary, and has a power of appointment, and 15,528 shares held by Mary Barbara Bittle Trust, a revocable living trust of which Mrs. Bittle is a co-trustee.

(4) Based on Schedule 13G as filed by Quest Advisory Corp. and Quest Management Company with the Securities and Exchange Commission on February 14, 1996.

(5) Includes shares (does not include fractional shares) allocated to participant accounts of executive officers under the Woodward Governor Company Member Investment and Stock Ownership Plan. Plan participants direct the Trustee to vote the shares allocated to participant accounts under the Woodward Stock Plan portion of the Plan.

 (6) Duane L. Miller resigned as Vice President of the Industrial
     Controls Group on August 22, 1996 and as a member of the Company on September 30, 1996.

 (7) See table under "ELECTION OF DIRECTORS."


SESECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers and beneficial owners of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock. So far as the Company is aware, based solely upon a review of the reports known by it to have been filed with the SEC, its compensation programs involving its equity securities, and representations of its directors and officers, all of the required filings for the fiscal year ended September 30, 1996 have been timely made.

                         ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD

Three directors are to be elected at the annual meeting. Proxies will be voted for the election of Messrs. J. Grant Beadle, Lawrence E. Gloyd and J. Peter Jeffrey unless the shareholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy. Mr. Beadle, Mr. Gloyd and Mr. Jeffrey are directors of the Company whose terms in office expire this year. If elected, subject to provisions of the Company's Bylaws summarized under "DIRECTORS' QUALIFICATIONS," each of the nominees will hold office for a term ending on the date of the third annual meeting of shareholders following the January 8, 1997 meeting. The Company does not expect that any of the nominees will be unavailable for election, but if that should occur, proxies may be voted for a substitute nominee or nominees selected by the Board.

The Board of Directors recommends a vote "FOR" the election of the Board's nominees to the Board of Directors.

INFORMATION CONCERNING NOMINEES AND INCUMBENT DIRECTORS

   Name, Age, Principal              Year First    Shares of Common Stock    Percent of
   Occupation and Other               Elected a   Beneficially Owned as of   Common Stock
      Information                     Director      November 12, 1996 (1)    Outstanding

Nominees for Election/Class I/
Term Expiring 2000

J. Grant Beadle, 63, is retired
  Chairman and Chief Executive
  Officer of Union Special
  Corporation, a manufacturer of
  industrial sewing machines (2)           1988           1,489                     .05%

Lawrence E. Gloyd, 64, is
  Chairman and Chief Executive
  Officer of CLARCOR Inc.,
  Rockford, Illinois, a manufacturer
  of filtration and consumer
  packaging products (3)                   1994           1,523                     .05%

J. Peter Jeffrey, 63, is retired
  Vice President of Development
  at Father Flanagan's Boys' Home
  in Boys Town, Nebraska                   1981           1,631                     .06%

Incumbent Directors/Class II/
Term Expiring 1998

Vern H. Cassens, 64, is Senior
  Vice President and Chief Financial
  Officer of the Company                   1977          10,994                     .38%

Carl J. Dargene, 66, is Chairman
  of the Board of AMCORE Financial,
  Inc., Rockford, Illinois (4)             1990           2,109                     .07%

Thomas W. Heenan, 65, is a retired
  partner in the law firm of Chapman
  and Cutler, Chicago, Illinois            1986           4,709                     .16%

Incumbent Directors/Class III/
Term Expiring 1999

John A. Halbrook, 51, is Chairman
  and Chief Executive Officer of
  the Company                              1991           2,271                     .08%

Mark Leum, 69, is retired Vice
  Chairman of the Board of the
  Company (5)                              1972           4,001                     .14%

Michael T. Yonker, 54, is President
  and Chief Executive Officer of
  Portec, Inc., which has operations
  in the construction equipment,
  materials handling and railroad
  products industries (6)                  1993           1,509                     .05%

 (1) Includes the maximum number of shares which might be deemed to be beneficially owned under rules of the Securities and Exchange
     Commission, including some duplication. Includes shares (does not include fractional shares) allocated to participant accounts of executive officers under the Woodward Governor Company Member
     Investment and Stock Ownership Plan. The Plan directs the Trustee to vote the shares allocated to participant accounts under the Woodward Stock Plan portion of the Plan as directed by such participants and to vote all allocated shares for which no timely instructions are received in the same proportion as the allocated shares for which instructions are received.

(2)  Serves as a director of Portec, Inc.

(3) Serves as a director of CLARCOR Inc., AMCORE Financial, Inc., Thomas Industries, Inc. and G.U.D. Holdings Ltd.

(4)  Serves as a director of AMCORE Financial, Inc. and CLARCOR Inc.

(5)  Serves as a director of Rochelle Bancorp, Inc.

(6) Serves as a director of Portec, Inc., Crown Anderson, Inc. and Modine Manufacturing Company, Inc.

All nominees and incumbent directors except Mr. Beadle and Mr. Jeffrey have been engaged in their principal occupation, or in other responsible positions with the same organizations, for at least the last five years. Mr. Beadle retired as Chairman and Chief Executive Officer of Union Special Corporation in May 1991, a position he had held for seven years. Mr. Jeffrey retired as Vice Chairman and Chief Executive Officer of AMCORE Bank N.A., Rockford in December 1991, a position he had held for six years, and served as Vice President of Development at Father Flanagan's Boys' Home from March 1993 until December 1995.

The Board of Directors met seven times during the last fiscal year; all directors attended more than 75% of the aggregate of the total meetings of the Board of Directors and all committees of the Board on which they served.

                         DIRECTORS' COMMITTEES

The Board of Directors has established the following committees, among others: Audit Committee, Compensation Committee, Executive Committee, Selection Committee and Stock Option Committee.

The Audit Committee consists of Mr. Jeffrey (Chairman), Mr. Beadle, Mr. Heenan, Mr. Leum and Mr. Yonker. The Audit Committee is responsible for recommending to the Board the engagement of independent accountants to audit the Company's books. The Committee reviews the scope and approach of both the annual independent audit and internal audits and reviews the Company's system of internal accounting controls. The Committee met three times during the year ended September 30, 1996.

The Compensation Committee consists of Mr. Dargene (Chairman), Mr. Beadle, Mr. Gloyd, Mr. Heenan and Mr. Yonker. The Compensation Committee is responsible for recommending to the Board the base compensation of the Company's officers and key personnel. The Committee evaluates the performance of and reviews the results of the annual member evaluation for those individuals. The Committee met twice during the year ended September 30, 1996.

The Executive Committee consists of Mr. Halbrook (Chairman), Mr. Beadle, Mr. Dargene and Mr. Gloyd. The Executive Committee is responsible for exercising all the powers and authority of the Board of Directors in the management of the business when the Board is not in session and when in the opinion of the Chairman the matter should not be postponed until the next scheduled meeting of the Board. The Committee may declare cash dividends. The Committee may not authorize certain major corporate actions such as amending the Certificate of Incorporation, amending the Bylaws, adopting an agreement of merger or consolidation or recommending the sale, lease or exchange of substantially all of the Company's assets. The Committee met twice during the year ended September 30, 1996.

The Selection Committee consists of Mr. Beadle (Chairman), Mr. Dargene, Mr. Halbrook and Mr. Heenan. The Selection Committee is responsible for recommending to the Board qualified individuals to fill any vacancies on the Board. The Committee did not hold any formal meetings during the year ended September 30, 1996.

No procedures have been established for the consideration by the Selection Committee of nominees recommended by shareholder members of the Company.

The Stock Option Committee consists of Mr. Beadle, Mr. Gloyd and Mr. Yonker. The Stock Option Committee administers the Company's Long-Term Incentive Compensation Plan, determining and taking all action, including granting of all incentives to eligible working members, in accordance with the terms of the Plan. The Committee met three times during the year ended September 30, 1996.

All actions by committees are reported to the Board at the next scheduled meeting and are subject to approval and revision by the Board. No legal rights of third parties may be affected by Board revisions.

                       DIRECTORS' QUALIFICATIONS

The Company's Bylaws provide that the term of any director shall end on the September 30th next following the director's seventieth birthday, unless otherwise determined by the Board, and that no person may serve as a director unless such person agrees in connection with such service to be guided by the philosophy and concepts of human and industrial association of the Company as expressed in its Constitution. Directors need not be shareholders. Section 2.8 of the Company's Bylaws requires adequate notice to the Company with respect to nominees for directors other than those nominated by the Board. A copy of Section 2.8 is attached to this Proxy Statement as Exhibit A.

                        EXECUTIVE COMPENSATION

The following table sets forth a summary for the last three fiscal years of the cash and non-cash compensation paid to John A. Halbrook, Chairman and Chief Executive Officer of the Company, and to each of the other four most highly compensated executive officers of the Company whose total compensation in the year ended September 30, 1996 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                                                                                       Long-Term
                                                                                      Compensation
                                                                                        Awards
                                                                                       Securities
                                                           Annual Compensation        Underlying            All Other
Name and Principal Position              Year        Salary (A1)     Bonus (2)        Options (#)       Compensation (B3)

John A. Halbrook                         1996          $326,129       $186,615           8,375                $33,316
Chairman and Chief                       1995           342,746                                                28,621
Executive Officer                        1994           254,833                                                20,401

Vern H. Cassens                          1996           200,291        107,663           3,375                 24,105
Senior Vice President and                1995           211,710                                                22,136
Chief Financial Officer                  1994           185,550                                                17,541

C. Phillip Turner                        1996           180,830        104,597           2,750                 22,460
Vice President                           1995           172,786                                                18,280
                                         1994           144,150                                                13,624

Duane L. Miller                          1996           149,466         34,701           2,750                260,444  (4)
Vice President                           1995           147,120                                                14,775
                                         1994           116,631                                                10,544

Stephen P. Carter                        1996           111,040         29,449             750                 12,179
Vice President and                       1995           109,368                                                 8,196
Treasurer                                1994            82,263                                                 6,404

Ronald E. Fulkrod                        1996           109,055         25,502             750                 13,441
Vice President                           1995           118,047                                                12,206
                                         1994            97,238                                                 9,223

(1) No executive officer received personal benefits in excess of the lesser of 10% of cash compensation or $50,000.

(2)  Includes amounts deferred pursuant to the Unfunded Deferred
     Compensation Plan No. 2.

(3) Includes Company contributions to the Member Investment and Stock Ownership Plan, Retirement Income Plan and Unfunded Deferred
     Compensation Plans.

     Company contributions to the Member Investment and Stock Ownership Plan for the account of each of the executive officers listed included the following amounts for the years ended: September 30, 1996, Mr. Halbrook $11,527; Mr. Cassens $11,598; Mr. Turner $11,205; Mr. Miller $6,471; Mr.
     Carter $7,460; and Mr. Fulkrod 6,725; September 30, 1995, Mr. Halbrook $9,736; Mr. Cassens $9,736; Mr. Turner $8,641; Mr. Miller $7,382; Mr.
     Carter $4,094 and Mr. Fulkrod $5,770; September 30, 1994, Mr. Halbrook $9,558; Mr. Cassens $6,551; Mr. Turner $5,088; Mr. Miller $4,197; Mr.
     Carter $3,104; and Mr. Fulkrod $3,444.

     Company contributions to the Retirement Income Plan for the account of each of the executive officers listed included the following amounts for the years ended: September 30, 1996, Mr. Halbrook $7,500; Mr. Cassens $10,950; Mr. Turner $10,950; Mr. Miller $8,474; Mr. Carter $4,719 and
     Mr. Fulkrod $6,715; September 30, 1995, Mr. Halbrook $7,350; Mr. Cassens $10,800, Mr. Turner $9,639; Mr. Miller $7,393; Mr. Carter $4,102 and Mr.
     Fulkrod $6,437; September 30, 1994, Mr. Halbrook $10,842; Mr. Cassens $10,991; Mr. Turner $8,536; Mr. Miller $6,348; Mr. Carter $3,300; and
     Mr. Fulkrod $5,779.

     Company contributions to the Unfunded Deferred Compensation Plan were as follows: September 30, 1996, Mr. Halbrook $14,289; Mr. Cassens $1,557; and Mr. Turner $305; September 30, 1995, Mr. Halbrook $11,534 and Mr. Cassens $1,600.

(4) Duane L. Miller resigned as Vice President of the Industrial Controls Group on August 22, 1996 and as a member of the Company effective September 30, 1996. In connection with his resignation, the Company entered into a Separation Agreement with Mr. Miller. In addition to the amounts set forth in Footnote (3), the Company agreed on a separation payment of $215,500 and further agreed to cover ancillary benefits for an amount not to exceed $30,000, which included Cobra medical and insurance benefits and outplacement, counseling and legal services in addition to regular member benefits accrued in fiscal year 1996.

The Company's pension plan was terminated as to future contributions on September 30, 1971 with all benefits fully vested. The plan when terminated provided for payments of $2.00 per month for each year of service beyond two years, payable at age 65; however, accumulated reserves are sufficient to enable the insurance contract holder to provide an additional 31% benefit to all participants. Annual benefits will remain constant at normal retirement and are as follows: Mr. Halbrook $0; Mr. Cassens $283, Mr. Turner $283; Mr. Miller $63; Mr. Carter $0 and Mr. Fulkrod $283.

DIRECTOR COMPENSATION

Directors who are not worker members are paid a monthly retainer plus a meeting fee. In calendar year 1995 the monthly retainer was $1,375 per month plus $850 for each Board meeting attended. Effective January 1, 1996 the monthly retainer was increased to $1,500 per month plus $900 for each Board meeting attended. Committee members are also compensated at the rate of $1,350 for committee chairmen and $900 for committee members for each meeting attended. Directors are also reimbursed for travel expenses incurred in attending meetings.

Pursuant to Outside Director Stock Purchase Agreements entered into by Mr. Dargene, Mr. Gloyd, Mr. Heenan, Mr. Jeffrey and Mr. Yonker, the Company sold Treasury Shares to each of the outside directors at the fair market value per share as of the purchase date, May 16, 1995. In payment of the purchase price, each of the participating directors signed a non-interest bearing installment note payable in 60 monthly installments and authorized the assignment of his monthly retainer in payment of such installments. The amount of such indebtedness outstanding at November 12, 1996 for each of the participating directors was $59,125. Mr. Beadle elected to purchase shares on the open market rather than purchase the shares from the Company under an Outside Director Stock Purchase Agreement.

CERTAIN TRANSACTIONS

See "Compensation Committee Interlocks and Insider Participation."

STOCK OPTIONS

At the Annual Meeting held January 10, 1996 the shareholders approved the Woodward Governor Company 1996 Long-Term Incentive Compensation Plan covering 200,000 shares of the Company's Common Stock.

The following tabulation show information with respect to stock options granted during fiscal year 1996 under the Woodward Governor Company 1996 Long-Term Incentive Compensation Plan (the "Plan") to the five individuals named in the Summary Compensation Table:

                        OPTION GRANTS IN FISCAL YEAR 1996
                                Individual Grants

                   Number of    % of Total                                               Potential Realizable Value
                   Securities     Options                                               at Assumed Annual Rates of
                   Underlying   Granted to                Market                           Stock Price Appreciation
                    Options     Employees                 Value                               For Option Term (3)
                   Granted (#)  in Fiscal     Exercise    at Date     Expiration
Name                  (1)         Year        Price (2)   of Grant       Date          0%($)        5%($)       10%($)

John A. Halbrook     8,375        34.5%        $66.50      $73.75       01/10/06      $60,719      $388,441    $984,385

Vern H. Cassens      3,375        13.9          66.50       73.75       01/10/06       24,469       156,536     396,692

C. Phillip Turner    2,750        11.3          66.50       73.75       01/10/06       19,938       127,548     323,231

Duane L. Miller (4)  2,750        11.3          66.50       73.75       01/10/06       19,938       127,548     323,231

Stephen P. Carter      750         3.1          66.50       73.75       01/10/06        5,438        34,786      88,154

Ronald E. Fulkrod      750         3.1          66.50       75.75       01/10/06        5,438        34,786      88,154



(1) Consists of non-qualified options issued for a ten -year term; options are not exercisable until attainment of performance targets as determined by the Stock Option Committee.

(2) Closing price of Common Stock as reported on the OTC Bulletin Board as of October 1, 1995.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term.

(4)  Duane L. Miller resigned as Vice President of the Industrial
     Controls Group on August 22, 1996 and as a member of the Company on September 30, 1996.


            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION VALUES

The following table provides information on option exercises in fiscal 1996 by the individuals named in the Summary Compensation Table and the value of such officers' unexercised options at September 30, 1996.

                                                  Number of Securities
                        Shares                   Underlying Unexercised              Value of Unexercised
                       Acquired     Value              Options at                    In-the-Money Options
                     on Exercise   Realized        Fiscal Year-End(#)                at Fiscal Year-End ($)
    Name                 (#)         ($)     Exercisable      Unexercisable (1)    Exercisable   Unexercisable

John A. Halbrook          0          $0           0                8,375                0           $221,938

Vern H. Cassens           0           0           0                3,375                0             89,438

C. Phillip Turner         0           0           0                2,750                0             72,875

Duane L. Miller (2)       0           0           0                2,750                0             72,875

Stephen P. Carter         0           0           0                  750                0             19,875

Ronald E. Fulkrod         0           0           0                  750                0             19,875

1. Based upon achievement of goals for fiscal year 1996, on November 19, 1996, the following shares became exercisable: Mr. Halbrook 7,740; Mr. Cassens 3,120; Mr. Turner 2,495; Mr. Miller 1,760;
     Mr. Carter 750 and Mr. Fulkrod 725.

2.   Duane L. Miller resigned as Vice President of the Industrial
     Controls Group on August 22, 1996 and as a member of the Company on September 30, 1996.


        COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Prior to the beginning of fiscal year 1996, management recommended to the Compensation Committee changes in the Company's compensation program. The Committee adopted the program, including a recommendation to the shareholders to adopt the 1996 Long-Term Incentive Compensation Plan. This plan was approved by the shareholders at the annual meeting held January 10, 1996.

The new compensation program establishes guidelines to recognize achievement of both Company and individual performance goals as an integral part of the compensation program for key management personnel. A total market-based compensation for key management positions recognizing experience and competence level is determined through the use of salary surveys; this process establishes a target total compensation for the individual. The actual compensation is comprised of three components:

(1) Base compensation is set within a range of 70% to 85% of target total cash compensation for the position, thereby putting at least 15% but not more than 30% of total compensation "at risk." The greater the responsibility, the greater the risk assigned to a position.

     The Compensation Committee, in determining the base compensation to be paid to each executive officer and certain key management worker members, other than the Company's Chairman and Chief Executive Officer, reviewed recommendations prepared by the Company's Chairman and Chief Executive Officer. These recommendations were based on executive compensation reviews prepared by outside compensation consultants as well as the executive officer's or key management worker member's individual performance. Such performance was based on individual experience, responsibilities, management and leadership abilities, and job performance. The Compensation Committee recommends the base compensation as well as individual compensation goals and incentives for the Company's executive officers to the Board of Directors for approval. The determination of the Chairman and Chief Executive OfficerOs annual base compensation is specifically discussed below.

     The Compensation Committee's determination of each executive officer's and key management worker member's base compensation for the year ended September 30, 1996 was designed to accomplish two goals. The first goal was to pay executive officers and key management worker members competitively to attract, retain and motivate a high-quality senior management team. The second goal was to link total annual cash compensation to the individual performance of each executive officer or key management worker member. The Company's stock performance was not specifically considered by the Compensation Committee in determining base compensation for the Company's executive officers and key management worker members.

(2) An annual incentive compensation is paid based on direct individual performance, achievement of short-term objectives and the overall performance of the Company or individual groups or operating units, as appropriate for the position.

     The Compensation Committee consults with the Chairman and Chief Executive Officer regarding eligibility of executive officers and key management worker members of the Company for participation in this program, determining the appropriate performance goals and confirming attainment or lack thereof.

     If certain minimum target results are not achieved, no annual incentive will be paid. If targeted levels are attained, annual incentive levels range from 18% of base salary to a practical maximum of approximately 43% of base salary of participants. However, given outstanding performance, there is no formal maximum.

(3) Stock Options may be awarded by the Stock Option Committee under the Long-Term Incentive Compensation Plan based on the performance of the Company in the last fiscal year and the participant's contributions to that performance, and his or her present and potential contributions to the performance of the Company.

     The purpose of the Plan is to further the long-term growth and profitability of the Company by offering long-term incentives to certain key management worker members of the Company and to provide such participating worker members with an equity position in the Company to further align their interests with those of the shareholders of the Company.

     Under the terms of the Plan, the Stock Option Committee of the Board of Directors is authorized to grant (i) incentive stock options under the Internal Revenue Code of 1986 and (ii) nonqualified stock options to key management worker members of the Company, its subsidiaries or affiliates who are designated by the Committee. In fiscal year 1996 there were twelve worker members eligible to participate in the Plan.

     For fiscal year 1996, options became exercisable only if certain performance goals were attained.

     Performance goals may be modified from time to time retroactively or otherwise as the Committee deems appropriate. Such criteria may include performance measurements such as: (1) shareholder value created, (2) business group profitability, (3) cash flow return on invested assets and (4) personal performance goals. The weighting of the goals vary according to responsibility. Payout of incentive compensation is set at different levels dependent on achievement of (1) a threshold amount, (2) a target amount and (3) an amount considered outstanding.

     The option price of shares granted under the plan shall be determined by the Committee at the date of the grant. This option price will not be less than 100% of the fair market value of the common stock on the October 1 coincident with or immediately preceding the date the option is granted. In the case of incentive stock options or options for which the Company desires to preserve the Company's tax deduction under Section 162(m) of the Code for compensation paid, the option price will not be less than the fair market value of the Company's Common Stock on the date of grant.


COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

The compensation of John A. Halbrook, Chairman and Chief Executive Officer of the Company, was determined in the same manner as for all other executive officers. Mr. Halbrook's base salary in 1996 was $303,394, a rate that put 30% of his target compensation at risk.

Of the total incentive compensation available to Mr. Halbrook, 67% was based on total Company performance as measured by shareholder value created. Shareholder value created was measured by combined increased earnings, improvement in utilization of receivables, inventory and investment in capital assets; 33% was based on attainment of individual objectives, some of which were quantitative in nature. Mr. Halbrook's incentive compensation for 1996 was $186,615.

Options granted under the 1996 Long Term-Incentive Compensation Plan confer the right to purchase 7,740 shares of Woodward Governor Company Common Stock. This award was based in part on the same measures as the incentive compensation.

Compensation Committee:  Carl J. Dargene, Chairman
                         J. Grant Beadle
                         Lawrence E. Gloyd
                         Thomas W. Heenan
                         Michael T. Yonker


      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Dargene, Chairman of the Board of AMCORE Financial, Inc., is also
Vice Chairman of its wholly-owned subsidiary, AMCORE Trust Company, and Chairman of its wholly-owned subsidiary, AMCORE Bank N.A., Rockford. In the ordinary course of its business the Company maintains a normal commercial banking relationship with AMCORE Bank N.A., Rockford. The maximum amount of borrowings outstanding at any time during the year ended September 30, 1996 aggregated $5,000,000. Interest has been charged at the bank's prime rate. Mr. Dargene serves as a member of the Company's Board and chairman of the Company's Compensation Committee; he also serves as a director of and a member of the Compensation Committee of CLARCOR, Inc. whose Chairman and Chief Executive Officer, Mr. Gloyd, serves as a member of the Company's Board and as a member of the Company's Compensation Committee. Mr. Gloyd, Chairman and Chief
Executive Officer of CLARCOR, Inc., serves as a member of the Company's Board and as a member of the Company's Compensation Committee and also serves as a member of the Compensation Committee of AMCORE Financial, Inc. Mr. Heenan was, until January 1996, a partner of the law firm of Chapman and Cutler, which firm the Company retained as Corporate
Counsel during the year ended September 30, 1996, and serves as a member of the Company's Compensation Committee. Mr. Halbrook, Chairman and Chief Executive Officer of the Company, serves as a member of the Board and serves as a member of the Board of Directors of AMCORE Trust Company.

                       COMMON STOCK PERFORMANCE

The following Performance Graph compares the Company's cumulative total return on its Common Stock for a five year period (September 30, 1992 to September 30, 1996) with the cumulative total return of the S&P Composite 500 Stock Index and the S&P Machinery Diversified Index.


   (A DESCRIPTION OF THE GRAPHICAL MATERIAL APPEARS ON PAGE 33.)



                     TOTAL RETURN TO SHAREHOLDERS

Assumes that the value of the investment in the CompanyOs Common Stock and each index was $100 on September 30, 1992 and that all dividends were reinvested.


                  PROPOSAL TO AMEND ARTICLE FOURTH OF
           THE  CERTIFICATE OF INCORPORATION TO INCREASE THE
           AUTHORIZED SHARES OF COMMON STOCK TO 50,000,000,
   TO INCREASE THE AUTHORIZED SHARES OF PREFERRED STOCK TO 10,000,000
      AND TO EFFECT A FOUR-FOR-ONE STOCK SPLIT OF THE COMMON STOCK

The Board of Directors recommends approval of an amendment to Article
Fourth of the Company's Certificate of Incorporation (the
"Certificate") to increase the number of authorized shares of Common
Stock from 7,000,000 to 50,000,000, to increase the authorized shares of Preferred Stock from 3,000,000 to 10,000,000 and to effect a four-for-one stock split by reclassifying and changing each share of the Company's Common Stock outstanding or held in the treasury of the Company on the effective date of the amendment into four shares of Common Stock. The proposed amendment to the Certificate as adopted by the Board of Directors on November 19, 1996 is set forth in Exhibit B to the Proxy Statement.

If the proposal is adopted by the shareholders, it is expected that the amendment and stock split will become effective as of the close of business on January 23, 1997, and on or about February 7, 1997 there will be mailed to each shareholder of record as of the close of business on January 23, 1997 three additional shares of Common Stock for each share held. All new certificates issued will have a par value of $0.00875 per share. Each certificate currently outstanding with a par value of $0.0625 per share shall thereafter be deemed to represent the same number of shares with a par value of $0.00875 each. It will not be necessary for shareholders to surrender outstanding stock certificates.

The Company is advised by counsel that the change in par value and the receipt of additional shares to be distributed pursuant to the split will not be subject to federal income tax under existing laws. The split will require an allocation of the tax basis of each share among the four shares held as a result of the split, and the holding period for the new shares will include the holding period of the share with respect to which it was issued.

The purpose of the proposed stock split is to lower the per share market price of the Company's outstanding Common Stock. As of November 12, 1996, 3,040,000 shares of Common Stock, $0.0625 par value, were issued, of which 2,887,095 shares were outstanding and 152,905 shares were held by the Company as treasury shares. Assuming the increase in the number of authorized shares of Common Stock and the stock split were effective on such date, 11,548,380 shares would be outstanding, 611,620 shares would be held by the Company as treasury shares and 37,840,000 shares would be authorized and available for issuance by the Company.

Certain Anti-Takeover Effects of the Proposed Amendment

Under certain circumstances the Board of Directors could create impediments to, or delay persons seeking to effect, a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its shareholders. Such an issuance could diminish the voting power of existing shareholders who favor a change in control and the ability to issue the shares could discourage an attempt to acquire control of the Company. Management does not currently intend to propose additional anti-takeover measures in the foreseeable future.

The Company currently has 3,000,000 shares of Preferred Stock authorized for issuance. If the proposal is adopted by the shareholders, the number of shares of Preferred Stock authorized for issuance will increase to 10,000,000. None of such shares is currently issued and outstanding. Such stock, sometimes referred to as "blank-check" preferred stock, can be issued by the Board of Directors at its discretion, fixing the voting and other rights when issued. The Preferred Stock may be issued in one or more series. The authority of the Board with respect to each series includes, but is not limited to, determination of the following: (i) the designation and number of shares constituting each series; (ii) the dividend rate payable on each series and whether such dividends are cumulative; (iii) the voting rights, if any, with respect to each series, whether less than, equal to, or greater than one vote per share; (iv) the redemption rights, if any, with respect to each series; (v) the creation, if any, of a sinking fund with respect to each series; (vi) the conversion rights, if any with respect to each series; (vii) the preference rights upon liquidation and dissolution; (viii) the relative priority of the shares of each series to shares of other classes or series with respect to dividends or upon the dissolution of or the distribution of assets of the Company; and (ix) any other rights and qualifications, preferences and limitations or restrictions on the shares of each series. The provisions of a particular series of the Preferred Stock, as designated by the Board of Directors, could have an adverse effect on the earnings of the Company available for dividends on Common Stock and for other corporate purposes and on amounts distributable to the holders of Common Stock if the Company were liquidated. Such provisions may include restrictions on the ability of the Company to repurchase shares of Common Stock or to purchase or redeem shares of particular series of the Preferred Stock if there exists an arrearage in dividends or sinking fund installments with respect to any other series of Preferred Stock.

Under certain circumstances, the Company could use additional shares of Common Stock or the Preferred Stock to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company by increasing the number of shares necessary to gain control of the Company, or the Company could privately place such shares with purchasers who might side with the Board in opposing a hostile takeover bid. The holders of newly issued Preferred Stock may also be entitled to vote as a separate class on a transaction proposed by a third party involving the Company, such as a merger, consolidation or similar transaction and may be entitled to more than one vote per share held. The Company is not aware of any pending or threatened efforts to obtain control of the Company and at the date of this proxy statement, the Company has no agreements, commitments or plans with respect to the issuances of additional shares of Common Stock or Preferred Stock, except in connection with the four-for-one split of the Common Stock and the worker member benefit plans.

Pursuant to the Woodward Governor Company Rights Plan Agreement (the "Rights Agreement"), effective January 17, 1996, the Company's Board of Directors issued under the Rights Agreement, as a dividend to the holders of Common Stock, rights to purchase Preferred Stock. The Rights Agreement is designed to protect shareholders against the adverse consequences of partial takeovers and other abusive takeover tactics which the Board of Directors believes are not in the best interests of the Company's shareholders by providing for certain rights to acquire the Preferred Stock of the Company or of an acquiring entity upon the occurrence of certain events. These rights, should they become exercisable, could possibly deter a potential takeover of the Company. A copy of the Rights Agreement was filed with the Securities and Exchange Commission on January 19, 1996, as an exhibit to the Company's Registration Statement on Form 8-A.

Other actions taken by the Company in connection with its governing documents which might be deemed to be "anti-takeover" provisions include paragraph A of Article Seventh of the Certificate which charges the Board in performing its duties to be guided by the fundamental precepts established in the Constitution of the Company and under which the Board of Directors has the power to establish the rights, qualifications, powers, duties, rules and procedures governing the Board of Directors and affecting the power of the directors to manage the business and affairs of the Company and Section 3.4 of Article 3 of the By-laws of the Company which requires that no person may serve as a director of the Company unless he or she agrees to be guided by the Company's Constitution. These provisions are in keeping with the distinct business philosophy which the Board believes has long been a significant factor in the Company's development and in the conduct of its affairs. This philosophy expressed in the Company's Constitution is based on the concept of a simulated internal partnership between the shareholder members and worker members of the Company whereby the capital contributions of shareholder members are combined with the talent, energy, loyalty and will-to-do of the worker members. The Board considers that the Company's philosophy directly promotes an efficient, harmonious and highly-productive work environment. The Board believes that the Company's philosophy, which stresses the mutual interests and dependence of shareholder and worker members, is in the best long-term interest of both classes of partners as well as customers, suppliers and the communities in which the Company operates. The Board believes that it has a duty to oppose any attempted takeover of the Company which might result in the eventual renunciation of this philosophy. The Board is of the opinion that the anti-takeover provisions adopted to date are consistent with the Company's philosophy and will enhance the ability of the Company to sustain it.

Other provisions which may be deemed "anti-takeover" in nature are (i) paragraph B of Article Seventh which prohibits amendment to the By-laws by shareholders except by the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock and which prohibits the adoption by shareholders of a By-law which impairs or impedes the power of the Board of Directors under paragraph A of Article Seventh,
(ii) paragraph C of Article Seventh which divides the Board of Directors into three classes that serve staggered three-year terms, allows solely incumbent directors to fill any vacancies on the Board of Directors and requires the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock of the Company to remove a director for cause, (iii) paragraph D of Article Seventh which requires that all action by shareholders must be taken at a meeting, and that no shareholder action may be taken by written consent, (iv) paragraph E of Article Seventh which requires that special meetings of shareholders may be called by the Board of Directors or by its Chairman and shall be called upon a written request therefor signed by the holders of two-thirds of the outstanding shares of Common Stock, (v) Article Fifth of the Certificate which provides that amendments to the Certificate, mergers and sales of assets require a two-thirds vote,
(vi) amendments to the Company's worker member benefit plans which provide for a referendum of the worker member participants before any substantial disposition of Company stock may be made, (vii) amendments to the Company's worker member benefit plans which provide that in the event of a tender or exchange offer, each participant has the right to individually decide whether to tender or exchange company stock in his or her account, (viii) Article Sixth of the Certificate which provides for cumulative voting in the election of directors and (ix) the provisions of the By-laws of the Company requiring that nominations for election to the Board of Directors by shareholders must be made by written notice given the Secretary generally not less than 20 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. While management has no present intention to propose other amendments regarding takeovers in future proxy solicitations, it may deem it advisable to recommend such action in the future.

In general, the overall effect of the proposed amendment, coupled with existing actions previously taken by the Company in connection with its governing documents which might be deemed to be "anti-takeover" provisions, may be to enhance the continuity and stability of management by making it more difficult to remove or change incumbent members of the Board of Directors and by making the Company a less attractive target for an unfriendly acquisition by an outsider.

The Board of Directors unanimously recommends a vote "FOR" this proposal. An affirmative vote of the holders of two-thirds of the outstanding stock is necessary for the adoption thereof.

Upon approval of the four-for-one split of the Company's Common Stock by the shareholders, the Board of Directors has authorized and directed the appropriate officers of the Corporation to take all actions necessary and advisable to apply for the inclusion of the Company's Common Stock in the Nasdaq National Market System operated by the National Association of Securities Dealers, Inc.


                    INDEPENDENT PUBLIC ACCOUNTANTS

Coopers & Lybrand L.L.P. have served as the independent public accountants of the Company for the year ended September 30, 1996, and it is the present intention of the Board to reappoint them for the fiscal year ending September 30, 1997. A representative from Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and will be available to answer appropriate questions.


                         SHAREHOLDER PROPOSALS

Proposals of shareholders to be included in the Company's proxy statement for the 1998 annual meeting must be received by the Company no later than August 6, 1997.


                             OTHER MATTERS

The cost of solicitation of proxies including preparing, assembling and mailing this proxy statement and accompanying papers will be borne by the Company. Solicitation will be made by mail but in some cases may also be made by letter, telephone, facsimile or personal call of officers, directors or members of the Company who will not be specially compensated for such solicitation. The Company has employed Morrow & Company to solicit proxies for the annual meeting from brokers, bank nominees, other institutional holders and certain individual shareholders. The Company has agreed to pay $4,000, plus the out-of-pocket expenses of Morrow & Company for these services. The Company will also pay the regular charge of brokers and other nominees who hold shares of record for forwarding proxy material to the beneficial owners of such shares.

The Board of Directors knows of no other business to be presented at the annual meeting. Should any other business properly come before the meeting, however, action may be taken thereon pursuant to the enclosed form of proxy, which confers discretionary authority upon the attorneys named therein, or their substitutes.

By Order of the Board of Directors

WOODWARD GOVERNOR COMPANY




Carol J. Manning
Corporate Secretary

December 3, 1996

                                                              EXHIBIT A


          SECTION 2.8 OF THE BYLAWS REQUIRING WRITTEN NOTICE

SECTION 2.8 NOMINATIONS FOR DIRECTOR. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Nominations other than those made by the Board of Directors shall be made by notice in writing, delivered or mailed by registered or certified United States mail, return receipt requested, postage prepaid, to the Secretary of the Corporation, not less than 20 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided, however, if less than 21 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, not later than the close of business on the seventh day following the day on which the notice of meeting was mailed to the stockholders. Each such written notice shall contain the following information:

     (a) The name and residence address of the stockholder making the nomination;

     (b) Such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and

     (c) The signed consent of each nominee to serve as a member of the Board of Directors if elected, and the signed agreement of each nominee that if elected he or she will be guided by the philosophy and concepts of human and industrial association of the Corporation as expressed in its Constitution in connection with the nominee's service as a member of the Board of Directors.

Unless otherwise determined by the Chairman of the Board of Directors or by a majority of the directors then in office, any nomination which is not made in accordance with the foregoing procedure shall be defective, and any votes which may be cast for the defective nominee shall be disregarded.

                                                              EXHIBIT B


                PROPOSED AMENDMENT TO ARTICLE FOURTH OF
           THE CERTIFICATE OF INCORPORATION TO INCREASE THE
           AUTHORIZED SHARES OF COMMON STOCK TO 50,000,000,
  TO INCREASE THE AUTHORIZED SHARES OF PREFERRED STOCK TO 10,000,000
     AND TO EFFECT A FOUR-FOR-ONE STOCK SPLIT OF THE COMMON STOCK
       AS ADOPTED BY THE BOARD OF DIRECTORS ON NOVEMBER 19, 1996


RESOLVED, that it is hereby declared advisable by the Board of Directors of Woodward Governor Company, a Delaware corporation (the "Corporation"), that Article FOURTH of the Certificate of Incorporation of the Corporation be amended to read as follows:

     "FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 60,000,000, of which 50,000,000 shares shall be Common Stock with a par value of $0.00875 per share, and 10,000,000 shares shall be Preferred Stock with a par value of $0.003 per share.

     "The Preferred Stock may be issued from time to time in one or more series, with each such series to consist of such number of shares and to have such voting powers (whether less than, equal to or greater than one vote per share), or limited voting powers or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors, and the Board of Directors is expressly vested with authority to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock without a vote of the holders of the shares of Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the resolution or resolutions of the Board of Directors providing for the issue of the series of Preferred Stock."

RESOLVED FURTHER, that upon this amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the provisions of the General Corporation Law of the State of Delaware,

(a) The total number of shares of Common Stock which the Corporation is authorized to issue shall be changed from 7,000,000 shares of Common Stock with a par value of $0.0625 per share to 50,000,000 shares of Common Stock with a par value of $0.00875 per share;

(b) Each issued share of Common Stock of the Corporation with a par value of $0.0625 per share (including shares held in the treasury of the Corporation) shall be changed into four issued shares of Common Stock of the Corporation with a par value of $0.00875 per share authorized by this amendment;

(c) Each certificate representing issued shares of Common Stock of the Corporation with a par value of $0.0625 per share shall be deemed to represent the same number of shares of Common Stock of the Corporation with a par value of $0.00875 per share authorized by this amendment; and

(d) Each holder of record of a certificate representing shares of Common Stock of the Corporation with a par value of $0.0625 per share shall be entitled to receive as soon as practicable without surrender of such certificate a certificate representing three additional shares of Common Stock of the Corporation of the par value of $0.00875 per share authorized by this amendment for each share of Common Stock represented by the certificate of such holder immediately prior to this amendment becoming effective.

RESOLVED FURTHER, that the above and foregoing proposed amendment to the Certificate of Incorporation of the Corporation shall not result in any change in the capital of the Corporation as determined pursuant to the General Corporation Law of the State of Delaware.

RESOLVED FURTHER, that the above and foregoing proposed amendment to the Certificate of Incorporation of the Corporation shall not result in any change in the paid-in capital of the Corporation as determined pursuant to the Illinois Business Corporation Act.

RESOLVED FURTHER, that the above and foregoing proposed amendment to the Certificate of Incorporation of the Corporation be considered by the stockholders of the Corporation at the next annual meeting of the stockholders of the Corporation to be held on Wednesday, January 8, 1997.

RESOLVED FURTHER, that if the above and foregoing proposed amendment is adopted by the stockholders of the Corporation, the officers of the Corporation are hereby directed to file with the Secretary of State of Delaware a Certificate of Amendment to the Certificate of Incorporation of the Corporation setting forth the amendment which Certificate of Amendment shall provide that it is to become effective at the close of business on January 23, 1997, Eastern Standard Time.

                        WOODWARD GOVERNOR COMPANY
      Proxy for Annual Meeting of the Shareholders - January 8, 1997
                   Solicited by the Board of Directors


The undersigned shareholder member of Woodward Governor Company, a Delaware corporation, hereby appoints and constitutes J. Grant Beadle, Vern H. Cassens and John A. Halbrook, and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name of the undersigned, to vote as designated below, including the right to cumulate votes in the election of directors for such of the nominees as the attorneys and proxies in their discretion may deem appropriate, all the shares of stock of the corporation standing in the name of the undersigned on November 12, 1996, at the annual meeting of the shareholders of the corporation to be held at Rockford, Illinois, on January 8, 1997 at 10:00 A.M., local time, with authority to vote at said meeting or at any postponement or adjournment thereof.

1.  ELECTION OF DIRECTORS:


     __ FOR all nominees listed below         __ WITHHOLD AUTHORITY to vote
         (except  as marked  to  the
          contrary  below)                         for all nominees listed
                                                     below


         J. Grant Beadle, Lawrence E. Gloyd and J. Peter Jeffrey

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


              ___________________________________________

2.  PROPOSAL   TO  AMEND  CERTIFICATE  OF  INCORPORATION  TO   INCREASE
    AUTHORIZED SHARES OF COMMON STOCK FROM 7,000,000 TO 50,000,000, TO INCREASE THE AUTHORIZED SHARES OF PREFERRED STOCK FROM 3,000,000 TO 10,000,000 AND TO EFFECT A FOUR-FOR-ONE SPLIT OF THE COMMON STOCK:

    __ FOR                 __ AGAINST               __ ABSTAIN

3.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
    SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

A majority of said attorneys or proxies who are present at the meeting shall have, and may exercise, all of the powers of all said attorneys or proxies hereunder.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED OR, IF NO SPECIFICATION IS MADE, "FOR" THE ELECTION OF THE BOARD'S NOMINEES TO THE BOARD OF DIRECTORS, "FOR" THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND IN THE DISCRETION OF THE NAMED PROXIES ON OTHER MATTERS PROPERLY BEFORE THE MEETING.



               (continued, and to be signed, on other side)

_________________________
         Dated                             ____________________________
                                             Signature

                                           ____________________________
                                             Print Name of Shareholder


                                           ____________________________
                                             Signature

                                           ___________________________
                                             Print Name of Shareholder




Please sign exactly as name appears at the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

        PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

 December 4, 1996





Dear Member:

The Woodward Governor Company Annual Meeting of Shareholders will be held January 8, 1997. Enclosed is a form of proxy to vote the shares of Woodward Governor Company common stock allocated in your name in the Woodward Stock Plan.

Please note that the number of shares indicated on this proxy card may differ slightly from the number appearing on your last statement. Vanguard's quarterly account valuation includes the small cash balance in each account. For proxy purposes, however, the actual number of shares credited to each member's account, net of the cash position, must be determined.

In order to allow adequate time for Vanguard to calculate the total Plan shares voted and the remaining balance that it, as Trustee of the Deferred Profit Sharing Plan, must vote, a cutoff date has been established for receipt of all Plan proxies. To be included in the tabulation, all Plan proxies must be received by Wachovia Bank of North Carolina no later than Friday, January 3, 1997.

As stated in the accompanying Proxy Statement, the Plan directs the Trustee to vote all allocated shares for which no timely instructions are received in the same proportion as the allocated shares for which it does receive instructions. In order to insure that your shares are voted in the manner in which you choose, please sign, date and return your proxy now. We urge you to exercise your right and opportunity as a shareholder to vote your proxy.

Thank you for your attention.

Sincerely yours,

WOODWARD GOVERNOR COMPANY




Carol J. Manning
Corporate Secretary

Enclosures

                                    TOTAL RETURN TO SHAREHOLDERS


                                      Starting
                                       Basis
Description                             1991       1992       1993       1994       1995       1996

Woodward Governor Company (%)                       -28.63     -5.09      27.94     -14.57      43.07
Woodward Governor Company ($)         $100.00     $ 71.37    $ 67.73    $ 86.66    $ 74.03    $105.92

S&P 500 (%)                                         11.05      13.00       3.69       29.74      20.33
S&P 500 ($)                           $100.00     $111.05    $125.49    $130.11    $168.82    $203.14

S&P Machinery - Diversified (%)                       4.68     38.12       8.92       10.69      30.47
S&P Machinery - Diversified ($)       $100.00     $104.68    $144.59    $157.49    $174.32    $227.43

Assumes that the value of the investment in the Company's Common Stock and each index was $100 on September 30, 1992 and that all dividends were reinvested.